Exhibit (h)(3)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

The following resolutions were duly adopted by the Board of Trustees of the Registrant and have not been modified or rescinded:

RESOLVED:

With respect to the Trust, on behalf of each applicable Fund of the Trust, that the waiver of fees and/or reimbursement, as applicable, of operating expenses to the extent necessary to limit total operating expenses (other than the exceptions disclosed in the Summary Prospectus, the Prospectus and the Statement of Additional Information for a Fund) to the amounts as presented to and described at this meeting, subject to recapture terms as presented to and described at this meeting and in such Summary Prospectus, the Prospectus and the Statement of Additional Information, are hereby approved; and further

RESOLVED:

That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to update the Summary Prospectus, the Prospectus and the Statement of Additional Information, with such amendments or applicable filings to include such other revisions as such officers may deem appropriate; and further

RESOLVED:

That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as such officers shall approve in their reasonable discretion, in each case as conclusively evidenced by their actions or signatures.

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

Variable Annuity Funds:

Fund Name	Share Class	Cap Level (%)	Expiration Date
ClearBridge Variable Aggressive Growth Portfolio*	I	0.90	12/31/25
	II	1.15	12/31/25
ClearBridge Variable Appreciation Portfolio*	I	0.80	12/31/25
	II	1.05	12/31/25
ClearBridge Variable Dividend Strategy Portfolio*	I	0.80	12/31/25
	II	1.05	12/31/25
ClearBridge Variable Large Cap Growth Portfolio*	I	0.80	12/31/25
	II	1.05	12/31/25
ClearBridge Variable Large Cap Value Portfolio*	I	0.80	12/31/25
	II	1.05	12/31/25
ClearBridge Variable Mid Cap Portfolio*	I	0.85	12/31/25
	II	1.10	12/31/25
ClearBridge Variable Small Cap Growth Portfolio*	I	1.00	12/31/25
	II	1.25	12/31/25
Franklin Templeton Conservative Model Portfolio[1]	I	0.23	12/31/25
	II	0.48	12/31/25
Franklin Templeton Moderately Conservative Model Portfolio[1]	I	0.23	12/31/25

	II	0.48	12/31/25
Franklin Templeton Moderate Model Portfolio[1]	I	0.21	12/31/25
	II	0.46	12/31/25
Franklin Templeton Moderately Aggressive Model Portfolio[1]	I	0.21	12/31/25
	II	0.46	12/31/25
Franklin Templeton Aggressive Model Portfolio[1]	I	0.23	12/31/25
	II	0.48	12/31/25
Allocation Funds:
Franklin Multi-Asset Variable Conservative Growth[1]	I	0.20	12/31/25
	II	0.45	12/31/25
Franklin Multi-Asset Variable Moderate Growth[1]	I	0.20	12/31/25
	II	0.45	12/31/25
Franklin Multi-Asset Variable Growth[1]	I	0.20	12/31/25
	II	0.45	12/31/25

*

Standard - The expense cap arrangements stated for the fund do not include the following expenses that may be incurred by the fund: interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses

1	other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses (fees and expenses of underlying funds)

The expense cap arrangements will continue for the applicable Fund until the date specified above, unless modified or terminated prior to that date by agreement of FTFA (fka LMPFA)and the Board, and that this arrangement may be terminated at any time after such date by FTFA. The expense cap arrangement is subject to the following: that the arrangement may be modified by FTFA to decrease total annual operating expenses of a class or Fund at any time; that FTFA is permitted to recapture amounts waived or reimbursed to the Fund within the fiscal year for funds under LMP Investment Trust or within 3 fiscal years for funds under LM Global Asset Management Trust in which FTFA earned the fee or incurred the expense if the Fund’s total annual operating expenses have fallen to a level below the limit described above; and that in no case will FTFA recapture any amount that would result, on any particular business day of the Fund, in the Fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect. In addition , the Fund’s management fee will be waived to an extent sufficient to offset any net management fee payable in connection with an investment in an affiliated money market fund. This management fee waiver is not subject to the recapture provision.

2